Exhibit 10.5
INCENTIVE STOCK OPTION AWARD
PURSUANT TO THE 2007 PET DRx CORPORATION
STOCK INCENTIVE PLAN
     THIS AWARD is made as of the Grant Date, by Pet DRx Corporation (the “Company”) to                      (the “Optionee”). Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee an incentive stock option (the “Option”), as described below, to purchase the Option Shares.
A.	Grant Date: .

B.	Type of Option: Incentive Stock Option.

C.	Plan (under which Option is granted): 2007 Pet DRx Corporation Stock Incentive Plan.

D.	Option Shares: shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.	Exercise Price: $ per share, subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.	Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends on the earliest of:
(i)	the tenth (10th) anniversary of the Grant Date;

(ii)	three (3) months following the date the Optionee ceases to be an employee, director, or contractor of the Company and all Affiliates (as defined in the Plan) for any reason other than death, Disability (defined in the Plan) or termination by the Company or any Affiliate with Cause; or

(iii)	twelve (12) months following the date the Optionee ceases to be an employee, director, or contractor of the Company and all Affiliates due to death or Disability.
Notwithstanding the foregoing, the Option shall cease to be exercisable upon the earliest of:
(i)	the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate due to termination of employment by the Company or any Affiliate with Cause; or

(ii)	the date the Optionee violates any non-solicitation or non-compete agreement with the Company or an Affiliate.
The Option may only be exercised as to the vested Option Shares determined pursuant to the Vesting Schedule. Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions and the Plan, may apply.

G.	Vesting Schedule: The Option shall become vested in accordance with the vesting schedule attached hereto as Schedule 1. Any portion of the Option which is not vested at the time of Optionee’s termination of employment or services with the Company shall be forfeited to the Company with no consideration due to the Optionee.

     IN WITNESS WHEREOF, the Optionee and the Company have executed and sealed this Award as of the Grant Date set forth above.

OPTIONEE	PET DRx CORPORATION

By:
Name:
Title:

TERMS AND CONDITIONS TO THE
INCENTIVE STOCK OPTION AWARD
PURSUANT TO THE
2007 PET DRx CORPORATION STOCK INCENTIVE PLAN
     1. Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the 2007 Pet DRx Corporation Stock Incentive Plan;
     (a) the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company at least ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option (unless such prior notice is waived by the Company, in which case the notice shall be delivered at such time before the exercise as may be required by the Company) and (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b). Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any tax withholding liability, the Company shall cause to be issued a certificate representing the Option Shares purchased; provided, however, that in the event the Optionee is given notice of termination for Cause under any employment agreement between the Optionee and the Company or any Affiliate or otherwise, the Optionee’s ability to exercise the Option shall be suspended from the giving of such notice until such time as the Optionee cures the circumstance(s) constituting Cause, if expressly permitted by the applicable employment agreement or otherwise, or, if there is no opportunity to cure or no cure is timely effected, from and after the giving of such notice through and including the effective date that the Optionee’s employment is terminated for Cause.
     (b) The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash, certified check, or, alternatively, as follows:
     (i) by delivery to the Company of a number of shares of Common Stock having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or
     (ii) if permitted by the Committee at the time of exercise, by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee (defined in the Plan) of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.
     2. Withholding. The Optionee must satisfy his federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (i) in cash; (ii) by tendering shares of Common Stock having a Fair Market Value equal to the withholding obligation; (iii) by electing, irrevocably and in writing, to have the smallest number of whole shares of Common Stock withheld by the Company which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iv) by any combination of the above.
     3. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.
     4. Restriction on Transfer of Option and Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his legal representative) and after his death, only by legal representative of the Optionee’s estate.
     5. Changes in Capitalization.
     (a) The number of Option Shares and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).
     (b) In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, that in each case is not an “Equity Restructuring,” the Committee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares. Any determination made by the Committee pursuant to this Section 5(b) will be final and binding on the Optionee. Any action taken by the Committee need not treat all optionees equally.
     (c) The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.
     6. Special Limitations on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option (including, but not limited to, on a Form S-8 Registration Statement) upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.
     7. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

     8. Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.
     9. Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.
     10. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.
     11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
     12. Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties relating to the subject matter hereof.
     13. Violation. Except as provided in Section 4, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.
     14. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.
     15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
     16. No Right to Continued Service. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment or other service relationship with the Company.
     17. Incentive Stock Option Treatment. The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan, the Award or contained herein shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option. If and to the extent that the number of Options granted pursuant to the Award exceeds the limitations contained in Section 422 of the Code on the value of Shares with respect to which this Option may qualify as an Incentive Stock Option, this Option shall be a Non-Qualified Stock Option.
     18. Definitions. As used in these Terms and conditions and this Award,
     (a) “Cause” means “Cause” as defined in any employment or other agreement between the Optionee and the Company or an Affiliate, or if no such definition or agreement exists, “Cause” means (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Optionee to substantially perform his duties with the Company or an Affiliate; (ii) willful misconduct by the Optionee; (iii) gross negligence by the Optionee causing material harm to the Company or an Affiliate; (iv) any act by the Optionee of fraud, misappropriation, dishonesty or embezzlement; (v) commission by the Optionee of a felony or any other crime involving moral turpitude or dishonesty; or (vi) illegal drug use.
     (b) “Change in Control” means (i) the sale of all, or substantially all, of the Company’s assets in any single transaction or series of related transactions; (ii) the acquisition by any person, entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of Common Stock possessing a majority of the ordinary voting power to elect directors of the Company; or (iii) any merger or consolidation of the Company with or into another corporation (regardless of which entity is the surviving corporation) if, after giving effect to such merger or consolidation the holders of the Company’s voting securities immediately prior to the merger or consolidation own, directly or indirectly, voting securities of the surviving or resulting corporation representing less than a majority of the ordinary voting power to elect directors of the surviving or resulting corporation.
     (c) “Good Reason” means “Good Reason” as defined in any employment or other agreement between the Optionee and the Company or an Affiliate, or if no such definition or agreement exists, “Good Reason” means (i) a material diminution in the authority, responsibilities or duties of the Optionee; (ii) a material reduction of the Optionee’s annual base salary from its then current rate, other than a reduction that also is applied to substantially all other similarly situated employees of the Company; or (iii) a relocation of the Optionee’s primary office or worksite to a place that is more than fifty (50) miles removed from the principal office of the Company; provided, however, that for a termination of employment by the Optionee to be for Good Reason, the Optionee must notify the Company in writing of the event giving rise to Good Reason within thirty (30) days following the occurrence of the event (or, if later, thirty (30) days following the Optionee’s knowledge of occurrence of the event), the event must remain uncured after the expiration of thirty (30) days following the delivery of written notice of such event to the Company by the Optionee, and the Optionee must resign effective no later than sixty (60) days following the Company’s failure to cure the event and must give at least thirty (30) days advance written notice prior to the Optionee’s effective date of resignation.
     (d) Other capitalized terms that are not defined herein have the meaning set forth in the Plan, except where the context does not reasonably permit.

EXHIBIT 1
NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
PET DRx CORPORATION

Name:

Address:

Date:

Pet DRx Corporation
215 Centerview Drive
Suite 360
Brentwood, TN 37027
Attn: Corporate Secretary
Re: Exercise of Incentive Stock Option
Dear Sir or Madam:
     Subject to acceptance hereof in writing by Pet DRx Corporation (the “Company”) pursuant to the provisions of the 2007 Pet DRx Corporation Stock Incentive Plan (the “Plan”), I hereby give at least ten days prior notice of my election to exercise (unless such prior notice is waived by the Company, in which case this notice is delivered at such time before the exercise as may be required by the Company) options granted to me Option to purchase                                  shares of Common Stock of the Company under the Incentive Stock Option Award (the “Award”) pursuant to the Plan dated as of                     , ___. The purchase shall take place as of                     , ___(the “Exercise Date”).
     On or before the Exercise Date, I will pay the applicable purchase price as follows:
☐	by delivery of cash or a certified check for $ for the full purchase price payable to the order of the Company.

☐	by delivery of a certified check for $ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I own and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceeds the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

☐	by delivery of a stock certificate representing shares of Common Stock that I own which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

☐	if permitted by the Committee at the time of exercise, by delivery of the purchase price by , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.
     I understand that I am not permitted to exercise the Option if I have been given notice that my employment or service will be terminated for Cause. I understand that if my ability to exercise is suspended in the manner provided for in the foregoing sentence, that my ability to exercise may only be reinstated in the event that I cure the circumstances specified in such notice that was the basis for my termination for Cause and only if such ability to cure is expressly provided for in the applicable employment agreement or otherwise.
     As soon as the stock certificate is registered in my name, please deliver it to me at the above address.
Very truly yours,

AGREED TO AND ACCEPTED:
PET DRx CORPORATION

By:

Title:

Number of Shares Exercised:

Number of Shares Remaining:	Date:

Exhibit 1 - 2

EXHIBIT 2
NOTICE OF WITHHOLDING ELECTION
UNDER THE
PET DRx CORPORATION
2007 STOCK INCENTIVE PLAN

Name:

Address:

Date:

Pet DRx Corporation
215 Centerview Drive
Suite 360
Brentwood, TN 37027
Attn: Corporate Secretary
Re: Withholding Election
This election relates to the Option identified in Paragraph 3 below. I hereby certify that:
(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable).
☐	the original recipient of the Option.

☐	the legal representative of the estate of the original recipient of the Option.

☐	the legal guardian of the original recipient of the Option.
(3)	The Option to which this election relates was issued under the 2007 Pet DRx Corporation Stock Incentive Plan (the “Plan”) in the name of for the purchase of a total of shares of Common Stock of the Company. This election relates to shares of Common Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)	In connection with any exercise of the Option with respect to the Common Stock, I hereby elect:
☐	to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise.

☐	to tender shares held by me for the purpose of having the value of the shares applied to pay such taxes.
The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

(5)	This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6)	I understand that this Withholding Election may not be revised, amended or revoked by me.

(7)	The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(8)	Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Award or in the Plan.

Dated:
Signature

Social Security Number	Name (Printed)

Street Address

City, State, Zip Code